LANDLORD'S CONSENT TO SUBLEASE AND
                       SUBLESSEE'S OPTION TO BECOME TENANT

This Agreement made and entered into as of the 28th day of December, 1999 by, between and among SPRING LAKE PARTNERS, a Florida general partnership, of 1111 Lincoln Road, Suite 800, Miami Beach, FL 33139 (hereafter "Landlord"), KENWICK, INC., a Florida corporation, doing business as AMERICAN VIDEO LANGUAGE INSTITUTE, of 2455 E. Sunrise Blvd., Fort Lauderdale, FL 33304 (hereafter "Tenant"), FISHER ISLAND LANGUAGE, INC., a Florida corporation, doing business as INLINGUA LANGUAGE INSTITUTE, Inc., of 2455 E. Sunrise Blvd., Fort Lauderdale, FL 33304 (hereafter "Subtenant" and "New Tenant"), and DONALD TUCK, of 2455 E. Sunrise Blvd., Fort Lauderdale, FL 33304 (hereafter "Guarantor").

                                   WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a lease dated April 21, 1987 for premises known as Suite 512, International Building, 2455 E. Sunrise Blvd., Fort Lauderdale, FL 33304 (hereafter the "Building") the lease hereafter being referred to as the "Lease"; and

WHEREAS, Tenant desires to sublease to Subtenant and Subtenant desires to sublease from Tenant the Premises (hereafter the "Sublease") and Landlord's consent to the Sublease is required pursuant to the terms of the Lease; and

WHEREAS, Landlord is willing to consent to the Sublease on the terms and conditions contained in this Agreement, subject to New Tenant agreeing to the provisions herein contained relating to an Option to enter into the New Lease and Tuck executing and delivering to Landlord his Guaranty of New Tenant's obligations under the New Lease in the form annexed hereto as Exhibit A, subject to New Tenant's exercise of the Option; and

WHEREAS, as partial consideration for Subtenant's execution and delivery of this Agreement and as an inducement to Landlord to consent to the Sublease, Landlord and New Tenant agree that Landlord shall grant an Option to New Tenant to become the Tenant of the Premises upon the termination of the Lease.

NOW THEREFORE, the parties hereto in consideration of their mutual promises herein contained do hereby agree as follows:

1.    The foregoing recitals are true and correct in all respects.
2. Attached hereto as Exhibit A is a copy of the Sublease between Tenant and Subtenant which Tenant and Subtenant have executed and delivered subject to Landlord's consent to such Sublease. In accordance with the provisions of Section 13 of the Lease, Landlord hereby consents to the Sublease in the form of Exhibit B.


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

3. Tenant agrees that the Lease shall expire on May 31, 2002 and that the option granted to Tenant in the Lease to renew the Lease shall be and it is hereby terminated.

4. The terms and provisions of the New Lease shall be the same as those in the Lease (except for the Addendum to the Lease which shall be deleted therefrom), except as follows: The Lease Term shall be five (5) years with the Lease Commencement Date on June 1, 2002 and the Lease Expiration Date on May 31, 2007. The Rent Commencement Date shall be June 1, 2002. The Tenant under the New Lease shall be New Tenant and the Landlord under the New Lease shall be Landlord. The Security Deposit under the New Lease shall be $6,356.48 which shall be deposited by New Tenant with Landlord together with New Tenant's written exercise of the Option. New Tenant shall deliver to Landlord together with New Tenant's written exercise of the Option the first month's rent as prepaid rent in the total amount of $3,368.93, plus applicable Florida Sales Tax. The Base Rent for the Premises shall be:

      Year           Annual Rent       Monthly Rent
      Year One       $38,138.88         $3,178.24
      Year Two       $39,664.43         $3,305.37
      Year Three     $41,251.01         $3,437.58
      Year Four      $42,901.05         $3,575.09
      Year Five      $44,617.09         $3,718.09

      The Base Year under the New Lease shall be 2002. Section 40 of the New Lease shall be modified to recognize that the only broker involved with the New Lease shall be Abood & Associates, Inc., Landlord's broker and The Fitzgerald Group, New Tenant's broker, who shall be compensated by Landlord in the event that this Option is exercised and a Lease Agreement is fully executed between both parties. New Tenant shall deliver to Landlord together with New Tenant's written exercise of the Option, Guarantor's duly executed Guaranty in the form annexed hereto as Exhibit B hereto. The Option must be exercised by New Tenant, if at all, (which Option may not be assigned or transferred to any third party without Landlord's prior written consent which may be withheld in Landlord's sole discretion) in writing accompanied by the documents referred to herein, no sooner than June 1, 2001 and no later than December 1, 2001, with time of the essence. In the event that Subtenant has been in default of its obligations under the Sublease beyond any applicable cure or grace periods, if any, more than twice during the term of the Sublease, Landlord may terminate the right of Subtenant/New Tenant to exercise this Option.

5. Tenant, Subtenant/New Tenant and Guarantor hereby confirm that the Lease remains in full force and effect, that Landlord is in compliance with the Lease provisions, that Landlord has not waived any of its rights under the Lease, and that neither Tenant, Subtenant/New Tenant or Guarantor has any defenses, claims or offsets against Landlord. As hereby modified, amended and supplemented, the parties hereto do hereby agree that the Lease is hereby confirmed and ratified in all respects.


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

N WITNESS WHEREOF, Landlord, Tenant, Subtenant/New Tenant and Guarantor have duly executed this Agreement as of the day and year first set forth above, each acknowledging receipt of an executed copy hereof

                                SIGNATURES FOLLOW


WITNESSES:                              LANDLORD:
                                        NWT PARTNERS, LTD.,
/s/ Suanny Morales
------------------------------          By: /s/ David Garfinkle
Print Name: Suanny Morales                 -------------------------------------
                                           David Garfinkle, as a General
/s/ Paul L. Feinsmith                      Partner
------------------------------
Print Name: Paul L. Feinsmith


/s/ D. Furrari                          TENANT: KENWICK, INC.
------------------------------          D/B/A American Video Lanaguage Institute
Print Name: D. Furrari
                                        By: /s/ Shel Glickman
/s/ Suzanne Grossman                        ------------------------------------
------------------------------          Shel Glickman, as Senior Vice President
Print Name: Suzanne Grossman


/s/ D. Furrari                          SUBTENANT/NEW TENANT:
------------------------------          FISHER ISLAND LANGUAGE, INC.
Print Name: D. Furrari                  D/B/A Inlingua Language Center

/s/ Julio N. Garbalosa                  By: /s/ Donald Tuck
------------------------------              ------------------------------------
Print Name: Julio N. Garbalosa          Donald Tuck, as President


/s/ D. Furrari                          GUARANTOR: DONALD TUCK
------------------------------
Print Name: D. Furrari                  /s/ Donald Tuck
                                        ----------------------------------------
/s/ Julio N. Garbalosa
------------------------------
Print Name: Julio N. Garbalosa


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

                                    Exhibit A
                                Sublease Proposal

Lessor:      Kenwick, Inc. d/b/a
             American Video Language Institute

Lessee:      Fisher Island Language, Inc. d/b/a
             Inlingua Language Center

Signatories: Donald Tuck, President Leased

Premises:    Approximately 1,990 square feet of office

Property
Address:     2455 E. Sunrise Boulevard
             Suite 512
             Fort Lauderdale, Fl 33304

Lease Term:  Balance of term of the original lease
             Expiring May 31, 2002.

Lease Rate:  $2,825.00 monthly with 4% annual increases

Occupancy:   January 24, 2000

Rent
Commencement: February 24, 2000

Deposits:    First month, last month rental and security deposit to Jeff Klein,
             Esquire

Use:         Language Center

Tenant
Improvements: Lesser shall paint all offices prior to occupancy.

Rental
Adjustments: The base rent shall increase at a fixed rate of 4% per year.

Renewal
Options:     One five year option at 4%


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

Brokerage
Commissions: The Fitzerald Group, Inc. shall be paid by Lesser through Allstar Realty of Broward, Inc. a total brokerage commission equal to five (5%) percent of the total lease amount upon execution of the Contract. THIS IS
NON-NEGOTIABLE!

The Lessee has reviewed and accepted all terms and conditions of the existing lease and agrees to be bound thereby.

Agreed and accepted by:

/s/ Shel Glickman                     12/28/99
--------------------------            -------------------------
Lesser: Shel Glickman                 Date

/s/ Donald Tuck                       12/28/99
--------------------------            -------------------------
Lessee: Donald Tuck                   Date

/s/ David Garfinkle                   1/11/00
--------------------------            -------------------------
Landlord approval
Springlake Partners


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

                                    EXHIBIT B

                                    GUARANTY

In order to induce Spring Lake Partners, a Florida partnership ("Landlord") to enter into that certain Lease (the "Lease") between Landlord and Fisher Island Language, Inc. d/b/a Inlingua Language Center with respect to the Premises known as Suite No. 512 of the building known as the International Building located at 2455 E. Sunrise Boulevard, Fort Lauderdale, Florida 33304, and for other valuable consideration, Donald Tuck (the "Guarantor") agrees with the Landlord as follows:

1. The Guarantor agrees to make the due and punctual payment of all Base Rent, Additional Rent and other charges payable by the Tenant under the Lease; to promptly and completely perform all of the other terms, provisions, covenants, and agreements on the part of the Tenant to be performed contained in the Lease; and to indemnify the Landlord from any loss, costs or damages arising out of any failure to pay Base Rent, Additional Rent or other charges under the Lease or the failure of the Tenant to perform any of the terms, provisions, covenants and agreements on the part of Tenant to be performed contained in the Lease.

2. The liability of Guarantor under this Guaranty of the Lease is primary and this Guaranty is absolute, unconditional, continuing and irrevocable and the obligation of the Guarantor will not be released by, or any way affected by, any extensions of time, indulgences or modifications which the Landlord may extend to or make with the Tenant under the Lease; or any waiver by or failure of the Landlord to enforce any provision of the Lease; or any assignment of the Lease by the Tenant or by any trustee, receiver or liquidator; or by any consent which the Landlord may give to any assignment.

3. The Guarantor waives any right to require the Landlord to proceed against the Tenant, or pursue any rights or remedies under the Lease, or proceed against any security of the Tenant held by the Landlord, or to pursue any other remedy within the power of the Landlord.

4. The Guarantor waives notice of the acceptance of this Guaranty and any notice of nonperformance, non-payment or non-observance on the part of the Tenant of the terms, provisions, covenants and agreements in the Lease.

5. The liability of the Guarantor will not be considered to be waived or in any way released by reason of the release or discharge of the Tenant under the Lease in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection or disclaimer of the Lease in any such proceeding. This Guaranty shall continue for the entire term and any renewals of the Lease.

6. No action brought under this Guaranty and no recovery under this Guaranty shall act as a bar or defense to any further action which might be brought under this Guaranty by reason of any further default under the terms of the Lease.

7. No modification of this Guaranty shall be effective unless made in writing, properly executed by the Guarantor and the Landlord.

8. The Guarantor shall be bound by the Guaranty in the same manner as though it were the Tenant named in the Lease. The obligations of the Tenant under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same statements relative to Guarantor.

9. All of the terms and conditions of this Guaranty shall extend to and be binding on the Guarantor, its successors and assigns, and shall inure to the benefit of and may be enforced by the Landlord and its successors in interest and assigns, as well as successors in title to the property on which the leased premises are located, including, without limitation, any mortgagee of all or any part of such property.

10. Guarantor shall have no rights of subrogation against Tenant arising from any payment or performance by Guarantor hereunder until all obligations of Tenant to Landlord under the Lease have been satisfied and the Lease has expired or been terminated by Landlord. The Guarantor does hereby subrogate all existing or future indebtedness of Tenant to Guarantor to the obligations owed to Landlord under the Lease and this Guaranty.

11. Guarantor shall pay all of Landlord's attorneys' fees (at all pre-trial, trial, post-trial and appellate levels) and all costs incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or in enforcing this Guaranty of Lease against the Guarantor. If there are two or more guarantors of the Lease, the obligations of each guarantor shall be joint and several and Landlord may, at Landlord's option, proceed against Guarantor without proceeding against any or all of the other guarantors.

12. GUARANTOR AND LANDLORD HEREBY MUTUALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS GUARANTY. GUARANTOR further agrees that it shall not interpose any counterclaims in a summary proceeding or in any action based upon non-payment of rent or any other obligation of Tenant under the Lease assumed hereunder by Guarantor. This Guaranty is made and entered into and shall be construed in accordance with and governed by the laws of the State of Florida.


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

      IN WITNESS WHEREOF the Guarantor has executed the Guaranty under seal, this 29 day of December, 1999.

WlTNESS:                              GUARANTOR: Donald Tuck

/s/ D. Furrari                         /s/ Donald Tuck
--------------------------            -------------------------------
/s/ Julio N. Garbalosa
--------------------------            SS No. ###-##-####
                                             ------------------------

                                      Driver's License No. and State:

                                      T200-197-36-123-0
                                      -------------------------------
                                      Home Address:

                                      321 SW 187 Avenue
                                      Pembroke Pines, FL


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